Exhibit (a)(1)(B)

Letter of Transmittal
to tender Ordinary Shares
of
Scopus Video Networks Ltd.
pursuant to the Offer to Purchase
dated July 6, 2007
by
Optibase Ltd.

The Initial Offer Period and Withdrawal Rights will Expire at 5:00 p.m., New York Time on
Monday, August 6, 2007, unless the Offer is Extended

The Depositary for the offer is:

By Mail:	By Hand or Overnight Courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

        PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. IF APPLICABLE TO YOU, MAKE SURE YOU COMPLETE (1) THE DECLARATION FORM (“DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES”) INCLUDED HEREIN TO PREVENT ISRAELI WITHHOLDING TAX OF 20% OR 25% AND/OR (2) SUBSTITUTE FORM W-9 INCLUDED HEREIN OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX OF 28%, IN EACH CASE, ON ANY CASH PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

        SUBJECT TO APPLICABLE LAW, THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)	Certificate(s) Surrendered
	Share Certificate No(s)., if available*	Number of Shares Tendred/ Represented by Certificate**

* Need not be completed by shareholders delivering ordinary shares of Scopus by book-entry transfer.

** Unless otherwise indicated, it will be assumed that all shares evidenced by each certificate delivered to the Depositary are being tendered.  See Instruction 4.

        Shareholders of Scopus must complete this Letter of Transmittal either if certificates evidencing shares are to be forwarded with this letter or, unless an agent’s message (as defined in Section 3 of the Offer to Purchase) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by Computershare Trust Company, N.A., as depositary (the “Depositary”) at The Depository Trust Company (the “Book-Entry Transfer Facility” or “DTC”).  Delivery of documents to DTC or any other party does not constitute delivery to the Depositary.

        Shareholders whose certificates evidencing shares are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Depositary prior to 5:00 p.m., New York time on the Initial Completion Date or Final Expiration Date (as defined in Section 1 of the Offer to Purchase), as applicable, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis will not be able to tender their shares pursuant to guaranteed delivery procedure. See Instruction 2.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

☐	Check here if shares are being delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company and complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

        IMPORTANT: This Letter of Transmittal properly completed and duly executed (together with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and certificates or confirmation of book-entry transfer and all other required documents) must be received by the Depositary prior to 5:00 p.m., New York time on the Initial Completion Date or Final Expiration Date, as applicable.  Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

        The undersigned hereby tenders to Optibase Ltd. (the “Purchaser”), the above-described ordinary shares, par value NIS 1.40 per share (the “Shares”) of Scopus Video Networks Ltd. (“Scopus”), pursuant to the Purchaser’s offer to purchase 678,000 Shares at $ 5.25 per Share, in cash, less any required withholding taxes and without interest, upon the terms of, and subject to the conditions to, the Offer to Purchase, dated July 6, 2007 (the “Offer to Purchase”) and this Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged.

        Upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after July 6, 2007 (collectively, “Distributions”)) and irrevocably appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (1) deliver certificates evidencing the tendered Shares (and all Distributions), or transfer ownership of the tendered Shares (and all Distributions) on the account books maintained by The Depository Trust Company, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (2) present the tendered Shares (and all Distributions) for transfer on the books of Scopus, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Shares (and all Distributions), all in accordance with the terms of the Offer.

        By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the designees of the Purchaser as the attorney and proxy of the undersigned, with full power of substitution, to the full extent of the undersigned’s rights with respect to the Shares tendered.  This proxy and power of attorney is coupled with an interest in the tendered Shares, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the tendered Shares by the Purchaser in accordance with other terms of the Offer.  Acceptance for payment will revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to the tendered Shares (and all shares and other securities issued in Distributions in respect of the tendered Shares), and no subsequent proxies, powers of attorney, consents or revocations may be given by the undersigned with respect thereto (and if given will not be deemed effective).  The undersigned understands that, in order for Shares or Distributions to be deemed validly tendered, immediately upon the Purchaser’s acceptance of the tendered Shares for payment, the Purchaser must be able to exercise all rights, including voting rights, with respect to the tendered Shares (and any and all Distributions), including, without limitation, voting at any meeting of Scopus’ shareholders then scheduled.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all Distributions, that when the tendered Shares are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title to such Shares and Distributions, free and clear of all liens, restriction, charges and encumbrances, and that none of the tendered Shares and Distributions will be subject to any adverse claim.  The undersigned, upon request, will execute and deliver all additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares and all Distributions.  In addition, the undersigned will remit and transfer promptly to the Depositary for the account of the Purchaser all Distributions in respect of Shares tendered hereby, accompanied by appropriate documentation of transfer, and until receipt of transfer or appropriate assurance of receipt and transfer, the Purchaser will be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the tendered Shares, or deduct from the purchase price, the amount or value of that Distribution as determined by the Purchaser in its sole discretion.

        No authority herein conferred or agreed to be conferred will be affected by, and all such authority will survive, the death or incapacity of the undersigned. All obligations of the undersigned in this Letter of Transmittal will be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.  The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the Instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms of, and conditions to, the Offer.  The Purchaser’s acceptance of the tendered Shares for payment will constitute a binding agreement between the undersigned and the Purchaser upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of, or conditions to, any such extension or amendment).

        Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please issue the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Shares Tendered.”  Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” please mail the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of Shares Tendered” on the reverse of this Letter of Transmittal.  In the event that the boxes below entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of, and deliver such check and return such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please credit any Shares tendered hereby and delivered by book-entry transfer that are not accepted for payment by crediting the account at The Depository Trust Company.  The undersigned recognizes that the Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name of the registered holder(s) if the Purchaser does not accept for payment any Shares tendered hereby.

        IF ANY SHARE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 2.

        SIGN HERE (and complete a Substitute Form W-9, the appropriate Form W-8, and/or a Declaration Form (Declaration of Status for Israeli Income Tax Purposes), as applicable.  See “IMPORTANT TAX INFORMATION”.)

X	Dated: ______________, 2007

        (Must be signed by registered holder(s) exactly as name(s) appear(s) on certificates or on a security position listing by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s): ___________________________________________________________________________
                                                                       (Please Print)
Capacity (full title): ___________________________________________________________________

Address: ___________________________________________________________________________

__________________________________________________________________________________
                                                          (Please Include Zip Code)

Daytime Area Code and Telephone No: __________________________________________

Taxpayer Identification or Social Security No.: ____________________________________
                                                                                               (See Substitute Form W-9 below)

Guarantee of Signature(s)
(See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.

Financial Institutions: Place Medallion Guarantee in Space Below

FOR USE BY DEPOSITARY/ PURCHASER ONLY

By power-of-attorney from the Purchaser, the Depositary hereby sets its corporate seal to indicate acceptance of the tendered Shares by the Purchaser:
___________

        If you wish that the check for the purchase price of the Shares and the certificate evidencing Shares not tendered or not purchased will be issued in the name of someone other than the record holder(s) of the Shares, please complete the “Special Payment Instructions” below.  If the check for the purchase price of the tendered Shares and the certificate evidencing Shares not tendered or not purchased are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal, the certificate(s) must be endorsed and signatures guaranteed.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        Fill in ONLY if check for the purchase price of the shares and the certificate evidencing shares not tendered or not purchased are to be issued in the name of someone other than the registered holder(s). Please Print.

Name: __________________________________________________________________
                                                (First, Middle & Last Name)

Address: ________________________________________________________________
                                                     (Number and Street)

________________________________________________________________________
                                                           (City, State and Zip)

Tax Identification or Social Security Number (See Substitute Form W-9 below): ____________

        If you wish that the check and the certificates evidencing shares not tendered or not purchased will be delivered to someone other than the record holder(s) or to an address other than the address specified in “Description of Shares Tendered” please complete the “Special Delivery Instructions” below and the check will be mailed to the address(es) indicated.

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        Fill in ONLY if check for the purchase price of shares purchased and certificates evidencing shares not tendered or not purchased are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above. Please Print.

Deliver check(s) to:

Name: __________________________________________________________________
                                                (First, Middle & Last Name)

Address: ________________________________________________________________
                                                     (Number and Street)

________________________________________________________________________
                                                           (City, State and Zip)

Tax Identification or Social Security Number (See Substitute Form W-9 below): ____________

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
WHO ARE U.S. HOLDERS (as defined in Section 5 of the Offer to Purchase)

PAYER’S NAME:  Computershare Trust Company, N.A., as the Depositary

SUBSTITUTE Form W-9	Part 1 - PLEASE PROVIDE YOUR NAME AND TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. IF AWAITING A TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 3.	Security Number OR Employer Identification Number: ______________ Name: ________________
Part 2 - UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and (2) I am NOT subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien); and (4) all information provided in this form is true, correct and complete.
Payer's Request for Taxpayer Identification Number	SIGNATURE: __________________________________________ DATE: ______________	Part 3 Awaiting Taxpayer Identification Number ☐

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me pursuant to the Offer shall be withheld until I provide a taxpayer identification number and that, if I do not provide any taxpayer identification number within 60 days, such withheld amount shall be remitted to the Internal Revenue Service as backup withholding, and 28% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.
Signature: ___________________________	Date: _______________________________

        NOTE: IF YOU ARE A U.S. HOLDER (as defined in Section 5 of the Offer to Purchase), FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN UNITED STATES BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU WITH RESPECT TO ORDINARY SHARES, NIS 1.40 PAR VALUE PER SHARE, OF SCOPUS SURRENDERED.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:		Give the SOCIAL SECURITY number of ---	For this type of account:		Give the EMPLOYER IDENTIFICATION number of ---

1.	Individual	The individual	6.	Sole Proprietorship or	The owner (3)
				single-owner LLC

2.	Two or more individuals (joint	The actual owner of the	7.	A valid trust, estate, or	The legal entity (4)
	account)	account or, if combined		pension trust
		funds, the first individual
		on the account (1)

3.	Custodian account of a minor	The minor (2)	8.	Corporate	The corporation
	(Uniform Gift to Minors Act)

4.	a. The usual revocable savings	The grantor-trustee (1)	9.	Association, club,	The organization
	trust (grantor is also trustee)			religious, charitable,
	b. So-called trust account	The actual owner (1)		educational, or other
	that is not a legal or valid			tax-exempt organization
	trust under state law			account

5.	Sole proprietorship or	The owner (3)	10.	Partnership	The Partnership
	single-owner LLC

			11.	A broker or registered	The broker or
				nominee	nominee

			12.	Account with the Department	The public entity
				of Agriculture in the name
				of a public entity (such as
				a state or local government,
				school district or prison)
				that receives agriculture
				program payments

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish minor’s SSN.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your SSN or EIN (if you have one).
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number (TIN) of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE FORM W-9

OBTAINING A NUMBER

        If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”), or by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include the following:

—	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986 or amended (the “Code”), any individual retirement account (IRA), or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

—	The United States or any of its agencies or instrumentalities. A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

—	A foreign government or any of its political subdivisions, agencies or instrumentalities.

—	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include the following:

—	A corporation.

—	A foreign central bank of issue.

—	A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

—	A futures commission merchant registered with the Commodity Futures Trading Commission.

—	A real estate investment trust.

—	An entity registered at all times during the tax year under the Investment Company Act of 1940.

—	A common trust fund operated by a bank under section 584(a) of the Code.

—	A financial institution.

—	A middleman known in the investment community as a nominee or custodian or who is listed in the most recent publication of the American Society of Corporate Securities, Inc Nominee List.

—	A trust exempt from tax under section 664 or a trust described in section 4947.

Payments of dividends not generally subject to backup withholding include the following:

—	Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

—	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

—	Payments of patronage dividends where the amount received is not paid in money.

—	Payments made by certain foreign organizations.

—	Section 404(k) payments made by an ESOP.

        EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CERTIFY THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.

        IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR A COMPLETER INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

        PRIVACY ACT NOTICE – Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1)	Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information with respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information willfully, falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
WHO ARE ELIGIBLE FOR AN EXEMPTION FROM ISRAELI WITHHOLDING TAX
(as described in Section 2 and Section 5 of the Offer to Purchase)

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

—	Do not send this form to the IRS

—	See separate instructions on the back cover of this form

—	Read this form together with the Offer to Purchase and Letter of Transmittal accompanying this form

PAYER’S NAME: Computershare Trust Company, N.A., as the Depositary

Who may use this form and why?

Holders of Shares who wish to tender their Shares pursuant to the Offer to Purchase and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”) may use this form if they tender their Shares in the Offer and they are either:

—	Non-Israeli Residents: If you are NOT a “resident of Israel” (as defined under Section 1 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”) (See Instruction II)) for purposes of the Ordinance, you may be eligible for a full exemption from Israeli withholding tax with respect to the gross proceeds payable to you (if any) pursuant to the Offer. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the Depositary, your broker or any other withholding agent, or their authorized representatives to exempt you from such Israeli withholding tax; or

—	A Bank, Broker or Financial Institution Resident in Israel: If you are a bank, broker or financial institution resident in Israel that (1) is holding the Shares solely on behalf of beneficial shareholder(s) (so-called “street name” holders), and (2) is subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by you to your beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer (an “Eligible Israeli Broker”), you may be eligible for a full exemption from Israeli withholding tax with respect to the cash payment transmitted to you. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the Depositary, your broker or withholding agent, or their authorized representatives, to exempt you from such Israeli withholding tax. Consequently, even though the Depositary will not deduct any Israeli withholding tax from you, pursuant to the provisions of the Ordinance and regulations promulgated thereunder, to which you are subject, you may be required to withhold Israeli tax, as applicable, from the cash payment (if any) made by you to your beneficial shareholder(s). NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF HIS CLIENTS, THE BENEFICIAL SHAREHOLDERS.

To whom should you deliver this form?

—	If you wish to submit this form and (1) you hold your shares directly, i.e., you are a registered holder, complete and sign this form and mail or deliver it to the Depositary (together with the Letter of Transmittal by which you tender your Shares) at one of its addresses set forth below, or (2) you hold your shares through a broker, dealer, commercial bank, financial institution, trust company or other nominee (a “Broker”), complete and sign this form and mail or deliver it (together with the instruction letter by which you tender your Shares) to such broker, dealer, commercial bank, financial institution, trust company or other nominee.

Until when should I deliver this form?

—	As described above, this form should be delivered prior to 5:00 p.m., New York time on the Initial Completion Date or the Final Expiration Date (as such terms are defined in the Offer to Purchase), as applicable.

We recommend that you consult your own tax advisors to determine the particular tax consequences to you should you tender your Shares in the Offer, including, without limitation, the effect of any state, local or foreign income and any other tax laws and whether or not you should use this form.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)
1. Name	2. Type of Shareholder (more than one box may be applicable)
(please print full name)	☐	Corporation	☐	Bank
			☐	Broker
	☐	Individual	☐	Financial Institution

	☐	Trust

	☐	Partnership (or Limited
Liability Company)
	☐	Other: ______
3. For individuals only:	4. For all other Shareholders:
Date of birth: _____/_____/______ month/ day / year	Country of incorporation or organization:
Country of residence:	Registration number of corporation (if applicable):
Country of citizenship:
Taxpayer Identification or Social Security No:	Country of residence:
5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):
6. Mailing Address (if different from above):	7. Telephone Number (country code, area code and number):
8. I hold the Shares of Scopus (mark X in the appropriate place)

 ☐ directly, as a Registered Holder

☐ through a Broker. If you marked this box, please state the name of your broker: ________________________
PART II	Declaration by Non-Israeli Shareholders (see instructions) — Eligible Israeli Brokers should not complete this Part II
A. To be completed only by Individuals. I hereby declare that (if a statement is correct, mark X in the appropriate place) (note: only if all statements are marked as correct will you be eligible for an exemption from Israeli withholding tax):
☐	I am NOT a "resident of Israel" within the meaning of that term in Section 1 of the Ordinance (See Instruction II), which means, among other things, that:
☐	the State of Israel is neither my place of residence nor that of my family,
☐	I was NOT present (nor am I planning to be present) in Israel for 183 days or more during this tax year, and
☐	I was NOT present in Israel for 30 days or more during this tax year, and the total period of my presence in Israel during this tax year and the two previous tax years will NOT reach 425 days or more in total.

☐	In addition, I either (i) purchased the tendered shares following the initial public offering of Scopus (i.e. after December 13, 2005); or (ii) I am a resident of a country that signed a treaty for prevention of double taxation with the State of Israel.

B. To be completed by entities (except for Trusts). I hereby declare that (if a statement is correct, mark X in the appropriate place) (note: only if all statements are marked as correct will you be eligible for an exemption from Israeli withholding tax):
☐	I am NOT a "resident of Israel" within the meaning of that term in Section 1 of the Ordinance (See Instruction II), which means, among other things, that:
☐	I was NOT incorporated in Israel and was NOT registered with/formed at the Israeli Registrar of Companies, the Israeli Fellowship Societies Registrar or the Israeli Partnerships Registrar, and
☐	the "control and management" of my business is NOT located in Israel.
☐	In addition, I either (i) purchased the tendered shares following the initial public offering of Scopus (i.e. after December 13, 2005); or (ii) I am a resident of a country that signed a treaty for prevention of double taxation with the State of Israel.
C. To be completed by Trusts. I hereby declare that (if a statement is correct, mark X in the appropriate place) (note: only if all statements are marked as correct will you be eligible for an exemption from Israeli withholding tax):
☐	The Trust was NOT registered in Israel; the settlor of the Trust is NOT an Israeli Resident; the beneficiaries of the Trust are NOT Israeli Residents; and the trustee of the Trust is NOT an Israeli Resident.

☐	In addition, the Trust either (i) purchased the tendered shares following the initial public offering of Scopus (i.e. after December 13, 2005); or (ii) is a resident of a country that signed a treaty for prevention of double taxation with the State of Israel.
PART III	Declaration by Israeli Bank, Broker or Financial Institution (see instructions) — Non- Israeli Residents should not complete this Part III
I hereby declare that: (if correct, mark X in the following box)
☐	I am a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance (See Instruction II), I am holding the Shares solely on behalf of beneficial shareholder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer.

PART IV	Certification. By signing this form, you also declare that:
—	You understood this form and completed it correctly and pursuant to the instructions.
—	You provided accurate, full and complete details in this form.
—	You are aware that providing false details constitute a felony under the Ordinance.
—	You understand that the instructions to this form constitute an integral part thereof.

SIGN HERE:

Signature of Shareholder (or individual authorized to sign on your behalf):

Date:

Capacity in which acting:

(see instructions in the next page)

*INSTRUCTIONS TO DECLARATION FORM*
Forming Part of the Declaration of Status for Israeli Income Tax Purposes

I.     General Instructions. The Declaration Form (Declaration of Status for Israeli Income Tax Purposes) above, or the Declaration Form, should be completed by holders of Shares who wish to tender their Shares pursuant to the Offer, and who are either: (i) NOT “residents of Israel” for purposes of the Ordinance (See Instruction II below), or (ii) a bank, broker or financial institution that are “residents of Israel”within the meaning of that term in Section 1 of the Ordinance, holding Shares solely on behalf of beneficial shareholder(s), and are subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by them to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer. Israeli residents who are NOT Eligible Israeli Brokers should not use the Declaration Form.

        Part I (Identification and details of Shareholder). You should complete Item 1, 2 and 5 through 8 and either (i) Item 3, if you are an individual, or (ii) Item 4, if you are a corporation, trust, partnership (or limited liability company) or other entity.

        Part II (Declaration by Non-Israeli Shareholder). If you are NOT an Israeli resident, you should complete either Section A (for Individuals), Section B (entities, other than Trusts) or Section C (for Trusts). If you do not mark a box you will be deemed to answer that the corresponding item is not correct with respect to you.

        Part III (Declaration by Israeli Bank, Broker or Financial Institution). If you are an Eligible Israeli Broker, you should complete this Item.

        Part IV (Certification).By signing the Declaration Form, you also make the statements in Part III.

        Inadequate Space. If the space provided on the Declaration Form is inadequate, you should insert such details on a separate signed schedule and attached to the Declaration Form.

II.    Definition of Resident of Israel for Israeli Tax Purposes

Section 1 of the Ordinance defines a “resident of Israel” or a “resident” as follows:

(A)	With respect to an individual - a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1)	in order to determine the center of vital interests of an individual, account will be taken of the individual’s family, economic and social ties, including, among others

(a)	place of permanent residence;

(b)	place of residential dwelling of the individual and the individual’s immediate family;

(c)	place of the individual’s regular or permanent occupation or the place of his permanent employment;

(d)	place of the individual’s active and substantial economic interests;

(e)	place of the individual’s activities in organizations, associations and other institutions;

(2)	the center of vital interests of an individual will be presumed to be in Israel:

(a)	if the individual was present in Israel for 183 days or more in the tax year;

(b)	if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, a “day” includes a part of a day.

(3)	the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(4)	...;

(B)	With respect to a body of persons - a body of persons which meets one of the following:

(1)	it was incorporated in Israel;

(2)	the “control and management” of its business is exercised in Israel.”

        NOTE: IF YOU ARE ELIGIBLE FOR AN EXEMPTION FROM ISRAELI WITHHOLDING TAX, FAILURE TO COMPLETE AND RETURN THE DECLARATION FORM MAY RESULT IN ISRAELI WITHHOLDING OF 20% OR 25% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU WITH RESPECT TO ORDINARY SHARES, NIS 1.40 PAR VALUE PER SHARE, OF SCOPUS SURRENDERED.  PLEASE REVIEW THE DECLARATION FORM AND THE INSTRUCTIONS TO THIS LETTER FOR ADDITIONAL DETAILS.

GENERAL INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL
Forming Part of the Terms and Conditions of the Offer

    1.       Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”), unless (a) this Letter of Transmittal is signed by the registered holder(s) of shares (which term, for purposes of this document, will include any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares) tendered hereby and such holder(s) has (have) not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the reverse of this Letter of Transmittal or (b) the shares are tendered for the account of an Eligible Institution. See Instruction 5.

    2.       Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be used either if certificates are to be forwarded with it or if tenders are to be made pursuant to the procedures for tenders by book-entry transfer pursuant to the procedure set forth in Section 3 of the Offer to Purchase.  Certificates evidencing all physically tendered shares, or a confirmation of a book-entry transfer into the Depositary’s account at The Depository Trust Company of all shares delivered by book-entry transfer, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth below prior to 5:00 p.m., New York time on the Initial Completion Date or Final Expiration Date (as defined in Section 1 of the Offer to Purchase), as applicable.  If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.

        Shareholders whose certificates are not immediately available, who cannot deliver their certificates and all other required documents to the Depositary prior to 5:00 p.m., New York time on the Initial Completion Date or Final Expiration Date, as applicable, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis will not be able to tender their shares pursuant to guaranteed delivery procedure.

        The method of delivery of this Letter of Transmittal, certificates and all other required documents, including delivery through The Depository Trust Company, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Depositary.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by the Purchaser, in its sole discretion.  This determination will be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders that it determines not to be in proper form or the acceptance for payment of which may be unlawful. The Purchaser also reserves the absolute right, in its sole discretion, to waive any defect or irregularity in any tender of shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. A tender of shares will not have been made until all defects and irregularities have been cured or waived. None of the Purchaser, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders of shares or incur any liability for failure to give any notification. The Purchaser’s interpretation of the terms of, and conditions to, the Offer (including this Letter of Transmittal and the instructions thereto) will be final and binding.

        No alternative, conditional or contingent tenders will be accepted, and no fractional shares will be purchased. By execution of this Letter of Transmittal, all tendering shareholders waive any right to receive any notice of the acceptance of their shares for payment.

        If any share certificate has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary. The shareholder then will be instructed as to the steps that must be taken in order to replace the share certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed share certificates have been followed.

        IMPORTANT: IF YOU SUBMIT A LETTER OF TRANSMITTAL, BY WHICH YOU TENDER YOUR SHARES, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL. SIMILARLY, IF YOU SUBMIT TO US A NOTICE OF OBJECTION WITH RESPECT TO YOUR SHARES AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION.  IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

    3.       Inadequate Space. If the space provided on the reverse of this Letter of Transmittal under “Description of Shares Tendered” is inadequate, the certificate numbers, the number of shares evidenced by such certificates and the number of shares tendered should be listed on a separate signed schedule and attached to this Letter of Transmittal.

    4.       Partial Tenders (not applicable to shareholders who tender by book-entry transfer).  If fewer than all shares evidenced by any certificate delivered to the Depositary with this Letter of Transmittal are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.”  In such cases, new certificate(s) evidencing the remainder of shares that were evidenced by the certificates delivered to the Depositary with this Letter of Transmittal will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions” on the reverse of this Letter of Transmittal, as soon as practicable after the Initial Completion Date or Final Expiration Date, as applicable, or the termination of the offer. Unless otherwise indicated, all shares evidenced by certificates delivered to the Depositary will be deemed to have been tendered.

    5.       Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing the tendered shares without alteration, enlargement or any other change whatsoever.

        If any tendered shares are registered in more than one registered name, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of those tendered shares.

        If this Letter of Transmittal is signed by the registered holder(s) of tendered shares, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or certificates evidencing shares not tendered or not accepted for payment are to be issued in the name of, a person other than the registered holder(s).

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of tendered shares, the certificate(s) evidencing tendered shares must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Purchaser of that person’s authority so to act must be submitted.

    6.       Share Transfer Taxes. Except as otherwise provided in this Instruction 6, the Purchaser will pay all share transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the offer. If, however, payment of the purchase price of any shares purchased is to be made to, or certificate(s) evidencing shares not tendered or not accepted for payment are to be issued in the name of, any person other than the registered holder(s) or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any share transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer to that other person will be deducted from the purchase price of the tendered shares purchased, unless evidence satisfactory to the Purchaser of the payment of the taxes, or that the transfer is not subject to tax, is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing tendered shares.

    7.       Special Payment and Delivery Instructions. If a check for the purchase price of any tendered shares is to be issued in the name of, and/or certificate(s) evidencing shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, a person other than the person(s) signing this Letter of Transmittal or if a check or any such certificate is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled “Description of Shares Tendered” on the reverse of this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

    8.       Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth below.  Additional copies of the Offer to Purchase, this Letter of Transmittal, the Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”) and other documents related to the Offer may be obtained from the Information Agent.

    9.       Substitute Form W-9, Appropriate Form W-8. Each holder who is a U.S. Holder for U.S. federal income tax purposes (as defined in Section 5 of the Offer to Purchase, hereinafter referred to as “U.S. Holder”) surrendering certificates for payment is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 (provided herein) and certify under penalties of perjury that such number is correct and indicate whether such holder is subject to backup withholding by checking the appropriate box in part 2 of the form.  Each U.S. Holder must date and sign the Substitute W-9 in the spaces indicated. Failure to provide the information on the form may subject such holder to a 28% federal income tax withholding on the purchase price and to a $50 penalty imposed by the Internal Revenue Service. The box in Part 3 of the Substitute Form W-9 may be checked if such U.S. Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future.  If the box in Part 3 is checked, the Depositary will withhold 28% of all reportable payments that such holder is otherwise entitled to receive until a TIN is provided to the Depositary.  If such holder provides a properly certified TIN within 60 days, the Depositary will refund the withheld taxes upon such holder’s request. Each holder who is not a U.S. Holder must complete and submit the appropriate Form W-8 in order to be exempt from the 28% federal income tax backup withholding due on payments with respect to the Shares. The appropriate Form W-8 may be obtained from the Information Agent and the Depositary. We recommend that shareholders that are not U.S. Holders consult their tax advisor regarding the appropriate IRS Form W-8 in light of their particular circumstances.

    10.       Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”). Each holder surrendering certificates for payment who is eligible for an exemption from Israeli withholding tax, as described in Section 2 and Section 5 of the Offer to Purchase, is required to complete the Declaration Form included in this letter. See also “Important Tax Information” below and the instructions to the Declaration Form.  Each holder must date and sign the Declaration Form in the spaces indicated. Failure to provide the information on the form may subject the holder to a 20% or 25% Israeli income tax withholding on the purchase price.

    11.       Additional Offer Period. Promptly following the Initial Completion Date (as defined in the Offer to Purchase), the Purchaser will publicly announce whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by the Purchaser. If the conditions to the offer have been satisfied or, subject to applicable law, waived by the Purchaser, the consummation of the Offer would result in the Purchaser being the beneficial owner of Shares representing more than 25.0% of the voting power in Scopus, then, as required by Israeli law, if, with respect to each share owned by a shareholder: (a) he or she has not yet responded to the offer, (b) he or she has notified the Purchaser of his or her objection to the Offer, or (c) he or she has tendered such share but have withdrawn his or her tender prior to 5:00 p.m., New York time on the Initial Completion Date, such shareholder will be afforded an additional four calendar-day period, until 5:00 p.m., New York time on the Final Expiration Date, during which period he or she may tender each such share.  See Section 1 and Section 11 of the Offer to Purchase.

IMPORTANT TAX INFORMATION

        Unites States

        Under U.S. federal income tax law, a U.S. Holder whose tendered shares are accepted for payment is generally required to provide the Depositary (as payer) with such shareholder’s correct TIN on Substitute Form W-9.  If such shareholder is an individual, the TIN generally is such shareholder’s social security number. If the Depositary is not provided with the correct TIN, such shareholder may be subject to a penalty of $50 for each failure to furnish its TIN imposed by the Internal Revenue Service (IRS) unless the failure is due to a reasonable cause and payments that are made to such shareholder with respect to shares purchased pursuant to the offer may be subject to backup withholding of 28%. In addition, if such shareholder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a penalty may also be imposed by the IRS. False certifications may subject the shareholders to criminal penalties as well.

        Many shareholders who are not U.S. Holders (including, among others, certain foreign corporations and certain foreign individuals), may avoid these backup withholding and reporting requirements by satisfying certain requirements. In order for a shareholder who is not a U.S. Holder to qualify as an exempt recipient, such shareholder must submit a statement on the appropriate IRS Form W-8, signed under penalties of perjury, attesting to such shareholder’s exempt status.  Forms of those statements can be obtained from the Information Agent and the Depositary.  See “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.  A tax advisor should be consulted as to such shareholder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption, including the appropriate IRS Form W-8 in light of such shareholder’s circumstances.

        If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained if the required information is furnished to the Internal Revenue Service.

        Purpose of Substitute Form W-9. To prevent backup withholding on payments that are made to a shareholder who is a U.S. Holder with respect to shares purchased in the offer, such shareholder is required to notify the Depositary of such shareholder’s correct TIN by completing the Substitute Form W-9 certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN), (b) such shareholder is not subject to backup withholding because: (i) he, she or it is exempt from backup withholding; (ii) has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such shareholder that the shareholder is no longer subject to backup withholding, and (c) such shareholder is a U.S. person (including a U.S. resident alien).

        What Number to Give the Depositary. Each shareholder who is a U.S. Holder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record holder of tendered shares.  If shares are in more than one name or are not in the name of the actual owner, see “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. If the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the box in Part 3 of the Substitute W-9 should be checked.  If the box in Part 3 is checked, the Depositary will withhold 28% of all reportable payments that such holder is otherwise entitled to receive until a TIN is provided to the Depositary.  If the holder provides a properly certified TIN within 60 days, the Depositary will refund the withheld taxes upon the holder’s request.

        Israel

        The gross proceeds payable to a tendering shareholder in the Offer will generally be subject to Israeli withholding tax at the rate of 20% in the case of individuals and 25% in the case of entities. The Purchaser has obtained an approval from the Israeli Tax Authority, or the ITA, with respect to the withholding tax rates applicable to shareholders as a result of the purchase of shares in the Offer. The approval provides, among other things, that tendering shareholders who certify that they are non-Israeli residents, purchased their Scopus shares following the initial public offering of Scopus (i.e. after December 13, 2005) or are residents of a country that signed a treaty for prevention of double taxation with the State of Israel and hold their shares directly or through a foreign (non-Israeli) broker or financial institution, will not be subject to Israeli withholding tax.

        The Israeli withholding tax is not an additional tax. Rather, the Israeli income tax liability of shareholders subject to Israeli withholding will be reduced by the amount of Israeli tax withheld.  If Israeli withholding tax results in an overpayment of Israeli taxes, the holder may apply to the ITA in order to obtain a refund. However, the Purchaser cannot assure you whether and when the ITA will grant such refund.

        Purpose of Declaration Form.  To prevent withholding of Israeli income tax on payments that are made to a shareholder with respect to shares purchased in the offer, each shareholder is required to notify the Depositary of such shareholder’s exemption by completing and signing the Declaration Form included in this letter. The Declaration Form should be completed by holders of Shares, who are either: (i) NOT “residents of Israel” for purposes of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”) and purchased their Scopus shares following the initial public offering of Scopus (i.e. after December 13, 2005) or are residents of a country that signed a treaty for prevention of double taxation with the State of Israel, or (ii) a bank, broker or financial institution that are “residents of Israel” within the meaning of that term in Section 1 of the Ordinance, holding Shares solely on behalf of beneficial shareholder(s), and are subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made to them with respect to Shares tendered by such beneficial shareholder(s) and accepted for payment by the Purchaser pursuant to the Offer

        The foregoing description of certain tax withholding is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase. In this respect, you are urged to read Section 2 and Section 5 of the Offer to Purchase.

        Facsimiles of this Letter of Transmittal will not be accepted.  This Letter of Transmittal and certificates and any other required documents should be sent or delivered by each shareholder or that shareholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the offer is:

By Mail:	By Hand or Overnight Courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185	Braintree, MA 02184

        Questions or requests for assistance may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the offer.

The Information Agent for the offer is:

1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071

U.S. toll-free: (800) 622-1525
Banks and brokers outside the U.S. call: (201) 806-7300